Exhibit 99.1

Owens Corning Reports Fourth-Quarter and Full-Year 2025 Results
TOLEDO, Ohio – February 25, 2026 - Owens Corning (NYSE: OC), a building products leader, today reported fourth-quarter and full-year 2025 results.
•Reported Net Sales from Continuing Operations of $10.1 Billion, a 3% Increase from Prior Year
•Produced Operating Cash Flow of $1.8 Billion and Free Cash Flow of $1.0 Billion
•Returned $1.0 Billion to Shareholders through Dividends and Share Repurchases
•Recorded Second Half Non-Cash, Pre-Tax Impairment Charges of $1.2 Billion Related to the Doors Business
•Posted Net Earnings Margin from Continuing Operations of (2%) and Adjusted EBITDA Margin from Continuing Operations of 22%
•Delivered Diluted EPS from Continuing Operations of $(2.24) and Adjusted Diluted EPS from Continuing Operations of $12.05
“Our performance in 2025 continued to demonstrate the strength of the company we have built. Through a combination of our strong market positions, improved operating efficiencies, and favorable product mix shifts, we are generating higher margins and operating cash flows on lower market volumes,” said Chair and Chief Executive Officer Brian Chambers. "With our attractive set of complementary building products, we will continue to leverage a more integrated go-to-market strategy and unique set of capabilities with The OC AdvantageTM to deliver 2026 financial results in line with current consensus and our long-term guidance outlined during our 2025 Investor Day.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	Fourth-Quarter				Full-Year
	2025	2024	Change		2025	2024	Change
Net Sales	$2,142	$2,574	$(432)	(17)%	$10,103	$9,851	$252	3%
Net (Loss) Earnings Attributable to OC1	(282)	126	(408)	(324)%	(188)	947	(1,135)	(120)%
As a Percent of Net Sales[1]	(13)%	5%	N/A	N/A	(2)%	10%	N/A	N/A
Adjusted EBITDA	362	570	(208)	(36)%	2,268	2,468	(200)	(8)%
As a Percent of Net Sales	17%	22%	N/A	N/A	22%	25%	N/A	N/A
Diluted EPS[1]	(3.45)	1.45	(4.90)	(338)%	(2.24)	10.79	(13.03)	(121)%
Adjusted Diluted EPS	1.10	3.02	(1.92)	(64)%	12.05	14.85	(2.80)	(19)%
Operating Cash Flow[2]	590	676	(86)	(13)%	1,786	1,892	(106)	(6)%
Free Cash Flow[2]	333	479	(146)	(30)%	962	1,245	(283)	(23)%
1 Reflects impact of non-cash, pre-tax impairments related to the Doors business of $394 million in Q4 2025 and $1.2 billion in FY 2025. Refer to Table 1 for additional details.
2 Reflects full company performance inclusive of discontinued operations.

2025 Enterprise Strategy Updates
•Owens Corning maintained a high level of safety performance in 2025 with a recordable incident rate (RIR) of 0.60.

•Owens Corning advanced major strategic initiatives to reshape the company as a focused building products leader in North America and Europe. The company completed the sale of its building materials business in China and Korea, and completed the strategic review and announced the sale of its glass reinforcements business. This transaction continues to progress through regulatory approvals and is targeted for completion in the next few months.

•By advancing the strategic integration of its Doors business and applying Owens Corning's proven commercial and operational playbook to unlock value, the company is exceeding the $125 million of enterprise run-rate cost synergies committed to by mid-2026. The company is also on track to deliver an additional $75 million of structural cost improvements through network optimization and operational efficiencies, including the closure and consolidation of five facilities in 2025 and the recent sale of a small distribution business to a major customer.

•Owens Corning continues to make targeted investments to enhance the efficiency of its manufacturing network and support future growth. The company brought key investments online in its Roofing and Insulation businesses in 2025. In addition, Owens Corning announced significant investments across both businesses, which will modernize assets, increase operating efficiencies, and strengthen market-leading positions as these investments come online over the next few years.

Cash Returned to Shareholders
•Owens Corning returned $1.0 billion to shareholders through cash dividends and share repurchases in 2025, supporting its commitment to return $2.0 billion of cash to shareholders by the end of 2026. The company paid cash dividends of $232 million and repurchased 5.9 million shares of common stock for $770 million. Over the past five years, the company has repurchased 29 million shares of common stock for $3.2 billion. At the end of 2025, 12.5 million shares were available for repurchase under the current authorizations.
•In December 2025, Owens Corning announced that its Board of Directors declared a quarterly cash dividend of $0.79 per common share, a 15% increase compared with the associated prior quarterly dividends. This increase reflects the 12th consecutive year of dividend growth for Owens Corning and triples the per share payout compared to five years ago.

“Owens Corning delivered $1.8 billion of operating cash flow and returned $1 billion of cash to shareholders with EBITDA margins above 20% in a year of weaker market conditions,” said Executive Vice President and Chief Financial Officer Todd Fister. “While the challenging end markets in Doors resulted in a non-cash impairment charge, we continue to be confident in the long-term earnings potential of the business. Moving forward, we remain focused on improving the margins and cash flows of our businesses as markets improve later this year."

Other Notable Highlights
•Owens Corning has been named to the Wall Street Journal's list of top 250 Best-Managed Companies. The list ranks companies based on principles of corporate effectiveness including customer satisfaction, employee engagement, innovation, social responsibility, and financial strength. Owens Corning placed 10th in customer satisfaction among those recognized.

Business Performance from Continuing Operations
Full-Year
•Owens Corning delivered an adjusted EBITDA margin of 22% despite operating in more challenging market conditions as the year progressed. This reflects the company's structural cost improvements, favorable product mix shifts, and strong market positions.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	2025	2024	2025	2024	2025	2024
Roofing	$4,437	$4,630	$1,411	$1,532	32%	33%
Insulation	3,700	3,926	848	945	23%	24%
Doors	2,125	1,448	232	232	11%	16%

Fourth-Quarter
•Owens Corning continued to execute well despite weak end markets and ongoing inflation in the fourth quarter, delivering operating performance in line with its enterprise guidance.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024
Roofing	$774	$1,059	$199	$338	26%	32%
Insulation	916	987	186	228	20%	23%
Doors	486	564	33	82	7%	15%

First-Quarter and Full-Year 2026 Outlook for Continuing Operations
•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.
•Owens Corning expects residential new construction and discretionary remodeling to remain challenged as the year begins, reflecting lower lagged single-family housing starts and continued cautious purchasing behavior. Within roofing, the company expects to see weaker manufacturer shipments reflecting lower storm carryover demand and lower restocking activity. Non-residential construction activity in North America is expected to be relatively stable versus prior year, and market conditions in Europe are anticipated to gradually improve throughout the year with currency tailwinds.
•Owens Corning expects minimal first-quarter impact from tariff exposure as a result of long-term and short-term mitigation efforts, based on current tariff policies. In the first quarter, the company anticipates the net impact of tariff exposure to be about $10 million.
•For the first-quarter 2026, Owens Corning expects to continue delivering strong financial performance in a challenging market environment based on structural improvements made to the company and its market-leading positions. Revenue from continuing operations is expected to be approximately $2.1 billion to $2.2 billion. The company expects to generate enterprise adjusted EBITDA margin from continuing operations in the mid-teens. It expects to realize the impact of higher cost inventory flowing through the P&L in the first quarter based on higher fourth-quarter down times taken to manage inventories.
•For the full year, the company expects to see market improvement as the year progresses resulting in top and bottom-line results largely aligned with current consensus estimates.
•Owens Corning remains committed to delivering the long-term targets provided at its 2025 Investor Day, including revenue growth, an annual adjusted EBITDA margin of mid-20% for the enterprise, and $5 billion of cumulative free cash flow by 2028.

Current 2026 Financial Outlook for Continuing Operations

General Corporate EBITDA Expenses	$245 million to $255 million
Interest Expense	$255 million to $265 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Capital Additions	Approximately $800 million
Depreciation and Amortization	Approximately $680 million

Fourth-Quarter 2025 Conference Call and Presentation
Wednesday, February 25, 2026
9 a.m. Eastern Time
All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 673697 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/915937468

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through March 4, 2026. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 649726
•Webcast replay will be available for one year using the above link.
About Owens Corning
Owens Corning is a building products leader committed to building a sustainable future through material innovation. Our products provide durable, sustainable, energy-efficient solutions that leverage our unique capabilities and market-leading positions to help our customers win and grow. We are global in scope, human in scale with approximately 25,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2025 sales of $10.1 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations, adjusted pre-tax earnings from continuing operations, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted EPS from continuing operations, and adjusted pre-tax earnings from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; our ability to complete the announced divestiture of our glass reinforcements business on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The information in this news release speaks as of February 25, 2026, and is subject to change. The company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639
Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
NET SALES	$2,142	$2,574	$10,103	$9,851
COST OF SALES	1,644	1,825	7,265	6,810
Gross margin	498	749	2,838	3,041
OPERATING EXPENSES
Marketing and administrative expenses	250	282	1,014	959
Science and technology expenses	39	40	150	131
Goodwill impairment charge	355	—	1,135	—
Intangible assets impairment charge	39	—	39	—
Loss on sale of business	2	91	30	91
Other expense, net	38	120	110	378
Total operating expenses	723	533	2,478	1,559
OPERATING (LOSS) EARNINGS	(225)	216	360	1,482
Non-operating (income) expense	(1)	—	—	(1)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(224)	216	360	1,483
Interest expense, net	64	60	256	208
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	(288)	156	104	1,275
Income tax expense	(7)	32	293	334
Equity in net earnings of affiliates	—	2	1	6
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(281)	126	(188)	947
Net loss from discontinued operations attributable to Owens Corning, net of tax	(16)	(384)	(334)	(300)
NET (LOSS) EARNINGS	$(297)	$(258)	$(522)	$647

NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	$(281)	$126	$(188)	$947
Net earnings attributable to non-redeemable and redeemable noncontrolling interests	1	—	—	—
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	(282)	126	(188)	947
Net loss from discontinued operations attributable to Owens Corning, net of tax	(16)	(384)	(334)	(300)
NET (LOSS) EARNINGS ATTRIBUTABLE TO OWENS CORNING	$(298)	$(258)	$(522)	$647
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$(3.45)	$1.47	$(2.24)	$10.90
Basic - discontinued operations	$(0.20)	$(4.47)	$(3.98)	$(3.45)
Basic	$(3.65)	$(3.00)	$(6.22)	$7.45

Diluted - continuing operations	$(3.45)	$1.45	$(2.24)	$10.79
Diluted - discontinued operations	$(0.20)	$(4.42)	$(3.98)	$(3.42)
Diluted	$(3.65)	$(2.97)	$(6.22)	$7.37

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)
Adjusting (expense) income items to EBITDA are shown in the table below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
(In millions)	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Restructuring excluding depreciation	$(3)	$(10)	$(9)	$(34)	$(7)	$—	$(8)	$(29)	$(27)	$(73)
Gains on sale of certain precious metals	9	—	12	—	14	19	10	—	45	19
Strategic review-related charges	—	(2)	—	(15)	—	(16)	—	(13)	—	(46)
Impairment of venture investments	—	—	—	—	—	(13)	—	(2)	—	(15)
Loss on sale of business	(2)	—	(24)	—	(2)	—	(2)	(91)	(30)	(91)
Recognition of acquisition inventory fair value step-up	—	—	—	(12)	—	(6)	—	—	—	(18)
Acquisition-related transaction costs	—	(18)	—	(29)	—	(2)	—	—	—	(49)
Acquisition-related integration costs excluding amortization	(2)	—	(4)	(21)	(9)	(53)	(11)	1	(26)	(73)
Paroc marine recall	(1)	(1)	(1)	(6)	—	(1)	—	(50)	(2)	(58)
Goodwill impairment charge	—	—	—	—	(780)	—	(355)	—	(1,135)	—
Intangible assets impairment charge	—	—	—	—	—	—	(39)	—	(39)	—
Total adjusting items	$1	$(31)	$(26)	$(117)	$(784)	$(72)	$(405)	$(184)	$(1,214)	$(404)
The reconciliation from Net (loss) earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$(282)	$126	$(188)	$947
Net earnings attributable to non-redeemable and redeemable noncontrolling interests	1	—	—	—
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(281)	126	(188)	947
Equity in net earnings of affiliates	—	2	1	6
Income tax expense	(7)	32	293	334
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	(288)	156	104	1,275
Interest expense, net	64	60	256	208
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(224)	216	360	1,483
Less: Adjusting items from above	(405)	(184)	(1,214)	(404)
Depreciation & Amortization	181	170	694	581
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$362	$570	$2,268	$2,468
Net sales	$2,142	$2,574	$10,103	$9,851
ADJUSTED EBITDA as a % of Net sales	17%	22%	22%	25%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net (loss) earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted earnings from continuing operations per share to adjusted diluted earnings from continuing operations per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$255	$278	$334	$256	$(495)	$287	$(282)	$126	$(188)	$947
Adjustment to remove adjusting items and other adjustments (a)	(1)	31	26	143	784	72	405	184	1,214	430
Adjustment to remove adjusting items for depreciation and amortization (b)	—	4	9	3	16	1	12	5	37	13
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	—	(7)	(8)	(24)	(24)	(10)	(19)	(16)	(51)	(57)
Adjustment to remove significant tax benefit (d)	—	—	—	—	—	—	—	(29)	—	(29)
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (e)	2	(7)	(1)	8	25	6	(26)	(7)	—	—
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$256	$299	$360	$386	$306	$356	$90	$263	$1,012	$1,304

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$2.95	$3.16	$3.91	$2.91	$(5.93)	$3.26	$(3.45)	$1.45	$(2.24)	$10.79
Adjustment to remove adjusting items and other adjustments (a)	(0.01)	0.35	0.30	1.63	9.40	0.82	4.96	2.11	14.45	4.90
Adjustment to remove adjusting items for depreciation and amortization (b)	—	0.05	0.11	0.03	0.19	0.01	0.15	0.06	0.44	0.15
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	—	(0.08)	(0.09)	(0.27)	(0.29)	(0.11)	(0.23)	(0.18)	(0.60)	(0.65)
Adjustment to remove significant tax benefit (d)	—	—	—	—	—	—	—	(0.33)	—	(0.33)
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (e)	0.03	(0.08)	(0.02)	0.09	0.30	0.07	(0.33)	(0.09)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$2.97	$3.40	$4.21	$4.39	$3.67	$4.05	$1.10	$3.02	$12.05	$14.85

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	85.8	87.3	85.0	87.2	83.4	87.0	81.7	86.0	84.0	86.9
Unvested restricted shares and performance shares	0.5	0.6	0.5	0.8	—	0.9	—	1.0	—	0.9
Diluted shares outstanding	86.3	87.9	85.5	88.0	83.4	87.9	81.7	87.0	84.0	87.8

(a)	Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items. Adjusting items shown here also include financing fees of $16 million relative to the term loan amortized to interest expense, net and $10 million for accumulated amortization that was included in integration costs for the twelve months ended December 31, 2024.
(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)	Significant tax benefit in 2024 include adjustments related to the expiration of the statute of limitations for the 2020 tax year. There were no significant tax items in 2025.
(e)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2025, we have used an effective tax rate of 25%, which was our 2025 effective tax rate excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2024, we have used an effective tax rate of 24%, which was our 2024 effective tax rate excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,
ASSETS	2025	2024
CURRENT ASSETS
Cash and cash equivalents	$345	$321
Receivables, less allowance of $4 at December 31, 2025 and $4 at December 31, 2024	937	1,140
Inventories	1,472	1,327
Other current assets	165	163
Current assets of discontinued operations	426	427
Total current assets	3,345	3,378
Property, plant and equipment, net	4,170	3,818
Operating lease right-of-use assets	507	411
Goodwill	1,679	2,745
Intangible assets, net	2,535	2,680
Deferred income taxes	10	8
Other non-current assets	480	456
Non-current assets of discontinued operations	254	579
TOTAL ASSETS	$12,980	$14,075
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,257	$1,301
Current operating lease liabilities	83	83
Short-term debt	50	1
Long-term debt - current portion	435	32
Other current liabilities	613	654
Current liabilities of discontinued operations	222	226
Total current liabilities	2,660	2,297
Long-term debt, net of current portion	4,687	5,067
Pension plan liability	38	42
Other employee benefits liability	96	101
Non-current operating lease liabilities	450	348
Deferred income taxes	737	719
Other liabilities	323	286
Non-current liabilities of discontinued operations	96	95
Total liabilities	9,087	8,955
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,256	4,228
Accumulated earnings	4,463	5,224
Accumulated other comprehensive deficit	(437)	(691)
Cost of common stock in treasury (c)	(4,430)	(3,685)
Total Owens Corning stockholders’ equity	3,853	5,077
Noncontrolling interests	40	43
Total equity	3,893	5,120
TOTAL LIABILITIES AND EQUITY	$12,980	$14,075
(a)10 shares authorized; none issued or outstanding at December 31, 2025 and December 31, 2024
(b)400 shares authorized; 135.5 issued and 80.2 outstanding at December 31, 2025; 135.5 issued and 85.4 outstanding at December 31, 2024
(c)55.3 shares at December 31, 2025 and 50.1 shares at December 31, 2024

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$(522)	$647
Adjustments to reconcile net (loss) earnings to cash provided from operating activities:
Gain/(Loss) on discontinued operations	451	—
Depreciation and amortization	694	677
Loss on sale of business	30	91
Impairment due to strategic review	—	483
Deferred income taxes	43	(92)
Stock-based compensation expense	71	93
Goodwill impairment	1,135	—
Intangible assets impairment charge	39	—
Gains on sale of certain precious metals	(45)	(19)
Other adjustments to reconcile net earnings to cash from operating activities	(26)	(15)
Change in operating assets and liabilities:
Changes in receivables, net	235	6
Change in inventories	(65)	(43)
Change in accounts payable and accrued liabilities	(130)	13
Changes in other operating assets and liabilities	(63)	71
Pension fund contribution	(16)	(7)
Payments for other employee benefits liabilities	(9)	(10)
Other	(36)	(3)
Net cash flow provided by operating activities	1,786	1,892
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(824)	(647)
Proceeds from sale of assets or affiliates	68	115
Investment in subsidiaries and affiliates, net of cash acquired	—	(2,857)
Other	(9)	(4)
Net cash flow used for investing activities	(765)	(3,393)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	329	720
Payments on senior revolving credit and receivables securitization facilities	(329)	(720)
Net proceeds from commercial paper	50	—
Proceeds from term loan borrowing	—	2,784
Payments on term loan borrowing	—	(2,800)
Proceeds from long-term debt	—	1,968
Payments on long-term debt	(29)	(873)
Dividends paid	(232)	(208)
Purchases of treasury stock	(815)	(491)
Finance lease payments	(45)	(41)
Other	(1)	(5)
Net cash flow (used for) provided by financing activities	(1,072)	334
Effect of exchange rate changes on cash	89	(87)
Net increase in cash, cash equivalents and restricted cash	38	(1,254)
Cash, cash equivalents and restricted cash, beginning of period	369	1,623
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$407	$369

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)
Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net sales	$774	$1,059	$4,437	$4,630
% change from prior year	-27%	N/A	-4%	—%
EBITDA	$199	$338	$1,411	$1,532
EBITDA as a % of net sales	26%	32%	32%	33%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net sales	$916	$987	$3,700	$3,926
% change from prior year	-7%	N/A	-6%	1%
EBITDA	$186	$228	$848	$945
EBITDA as a % of net sales	20%	23%	23%	24%

Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net sales	$486	$564	$2,125	$1,448
% change from prior year	-14%	N/A	47%	N/A
EBITDA	$33	$82	$232	$232
EBITDA as a % of net sales	7%	15%	11%	16%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Restructuring excluding depreciation and amortization	$(8)	$(29)	$(27)	$(73)
Acquisition-related integration costs excluding amortization	(11)	1	(26)	(73)
Gains on sale of certain precious metals	10	—	45	19
Impairment of venture investment	—	(2)	—	(15)
Strategic review-related charges	—	(13)	—	(46)
Acquisition-related transaction costs	—	—	—	(49)
Recognition of acquisition inventory fair value step-up	—	—	—	(18)
Paroc marine recall	—	(50)	(2)	(58)
Loss on sale of business	(2)	(91)	(30)	(91)
Goodwill impairment charge	(355)	—	(1,135)	—
Intangible assets impairment charge	(39)	—	(39)	—
General corporate expense and other	(56)	(78)	(223)	(241)
EBITDA	$(461)	$(262)	$(1,437)	$(645)

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$590	$676	$1,786	$1,892
Less: Cash paid for property, plant and equipment	(257)	(197)	(824)	(647)
FREE CASH FLOW	$333	$479	$962	$1,245